UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

CSP Inc.
(Exact name of the registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

000-10843	04-2441294
(Commission File Number)	(IRS Employer Identification No.)

175 Cabot Street - Suite 210, Lowell, Massachusetts	01854
(Address of principal executive offices)	(Zip Code)

(978) 954-5038
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                               ☐

Item 2.01.  Completion of Acquisition or Disposition of Assets.
On July 31, 2018, CSP Inc., a Massachusetts corporation (the “Company” or “CSP”), announced the completion of the Company’s sale of all of the stock of Modcomp GmbH, a limited liability company incorporated under the laws of Germany (“Modcomp Germany”), to Reply AG, a German stock corporation (“Reply AG”), an affiliate of Reply SpA, a worldwide group of companies (the “Reply Group”), pursuant to the terms of a Share Purchase and Assignment Agreement dated June 27, 2018 (the “Share Purchase Agreement”) by and among CSPI LTD, an indirect wholly owned subsidiary of the Company (“CSPI”), and Reply AG. Modcomp Germany through itself and its wholly owned subsidiaries provided managed security services to customers primarily in Germany. Reference is made to the Share Purchase Agreement, which is Exhibit 2.1 to this Current Report on Form 8-K.

Upon the closing of the Share Purchase Agreement, Reply AG paid to CSPI total cash at closing of approximately EUR12,343,000, which consists of the original purchase price of EUR10,000,000 plus an adjustment at closing for Net Cash (as defined in the Share Purchase Agreement) of approximately EUR2,343,000. The Net Cash number is subject to certain post-closing adjustments as set forth in the Share Purchase Agreement. CSPI and Reply AG have entered into a customary escrow agreement for a three (3) year period with an aggregate holdback from the total cash consideration of EUR400,000, covering indemnity claims for certain employee matters.

The Share Purchase Agreement contains customary representations and warranties of CSPI and Reply AG as set forth therein. In addition, pursuant to and subject to the terms and conditions in the Share Purchase Agreement, CSPI has agreed to indemnify Reply AG for certain pre-closing taxes.

Pursuant to the Share Purchase Agreement, CSPI has agreed that for a period of three (3) years following July 31, 2018, the closing date, CSPI shall not directly or indirectly, except with respect to CSPI’s continued business in the United Kingdom, (i) engage in performing services in Germany competing with Modcomp Germany’s managed security services business as conducted as of July 31, 2018 (the “Business”); (ii) have any controlling ownership or equity interest in any business, entity or enterprise that engages in the Business in Germany as conducted as of July 31, 2018, subject to limited exceptions; or (iii) solicit the employment of any person who as of July 31, 2018 and still at the time of solicitation is an employee of any of the acquired companies, except with the prior written authorization of Reply AG. The foregoing restricted covenants do not prohibit CSPI’s sale of tangible personal products in Germany, whether related or unrelated to managed security services.

Reply AG and the Reply Group had no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director of officer of the Company, other than in respect of the transaction described above.

On July 31, 2018, the Company issued a press release announcing the completion of the sale of its Germany operations to Reply AG. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)    Exhibits

2.1	Share Purchase and Assignment Agreement dated June 27, 2018, by and between CSPI LTD, as Seller, and Reply AG, as Purchaser, and Modcomp, Inc, as Guarantor.*
99.1CSP Inc. press release dated July 31, 2018.

*Incorporated by reference to Exhibit 2.1 of CSP’s Current Report on Form 8-K filed on June 27, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: August 3, 2018

By:/s/ Gary W. Levine
Gary W. Levine
Chief Financial Officer